UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018 (February 2, 2018)

TMSR HOLDING COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

A-101 98 Huanghai Road TEDA Tianjin, China	300457
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (022)-5982-4800

JM Global Holding Company

1615 South Congress Avenue

Suite 103

Delray Beach, Florida 33445

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 2, 2018, TMSR Holding Company Limited, formerly known as JM Global Holding Company (the “Company”), held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Company’s proposed business combination (the “Business Combination”) with China Sunlong Environmental Technology Inc. (“Sunlong”) and related matters.

Set forth below are the final voting results for each of the proposals:

(i) to approve the share exchange agreement dated August 28, 2017 providing for the acquisition by the Company of all of the outstanding issued shares and other equity interests in Sunlong, which primarily conducts its business through two indirect wholly owned subsidiaries, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd. and Tianjin Commodity Exchange Company Limited, from the shareholders of Sunlong.

For	Against	Abstain
5,585,315	400	530

To approve and adopt proposals (ii) through (v) below to amend the Company’s amended and restated certificate of incorporation:

  (ii) to approve the increase of the Company’s authorized common stock and preferred stock to 110,000,000 shares, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

For	Against	Abstain
5,585,845	0	400

(iii) to approve the change of the Company’s name from “JM Global Holding Company” to “TMSR Holding Company Limited.”

For	Against	Abstain
5,585,845	0	400

(iv) to approve the elimination of the classification of the Board and make certain related changes.

For	Against	Abstain
5,585,845	0	400

(v) to approve additional changes, including designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions making the Company’s corporate existence perpetual, which the Company’s board of directors believes are necessary to adequately address the post-Business Combination needs of the Company.

For	Against	Abstain
5,585,845	0	400

(vi) to approve and adopt the TMSR Holding Company Limited 2018 Long-Term Incentive Plan.

For	Against	Abstain
5,585,845	0	400

Stockholders holding 3,210,425 public shares exercised their right to redeem such public shares for a pro rata portion of the trust account. As a result, an aggregate of $32,104,250 (or $10.00 per share) was removed from the trust account to pay such holders.

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Item 8.01    Other Events

On February 6, 2018, the Company issued a press release announcing that it has closed the Business Combination. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 6, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2018

TMSR HOLDING COMPANY LIMITED

By:	/s/ Chuanliu Ni
Name: Chuanliu Ni
Title: Chief Executive Officer

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